Exhibit 99.1 – Press release dated April 20, 2016

Launch of m-Commerce Services with Angkasa and Website

Kuala Lumpur, Malaysia, April 20, 2016 - MEDIAN GROUP INC today announce it has signed an exclusive collaborative agreement with MYANGKASA HOLDINGS SDN BHD, a wholly-owned subsidiary of the Malaysian National Co-operative Organisation (ANGKASA) to launch a mobile commerce service under its Mobile Virtual Network Operator platform.

MEDIAN, through its subsidiary NAIM INDAH MOBILE COMMUNICATIONS SDN BHD (“NIMC”), is en-route to becoming Asia’s next full-blown premiere digital service provider (DSP) MVNO through a collaborative partnership with ANGKASA. Soon to hit the country’s telecommunication market, NIMC is introducing a mobile service focusing on providing an integrated digital service, which is seamless, flexible and in real time. Above all, the service enables subscribers to interact and transact online, across devices and be personalized to suit the demand of current consumers.

Not provided by other operators in Malaysia, the new MVNO service to be offered by NIMC and MYANGKASA will be the first-of-its-kind as it has a technology superiority and scalability that will give protection and support for future growth.

ANGKASA is an apex cooperative recognized by the Malaysian government as de-facto body of cooperative movement in the country. With over 7.4 million ANGKASA registered members, it is by far, the largest community-based group in Malaysia, representing over 30% of the total Malaysian population and constitute about 57.5% of the total work force in Malaysia. ANGKASA is under the purview of the Co-operatives Commission of Malaysia, the regulatory agency within the Ministry of Domestic Trade, Consumers and Co-operatives Development.

NIMC & ANGKASA Collaboration

NIMC collaboration with ANGKASA will help facilitate an m-commerce business platform to over 12,000 co-operative societies and over 7.4 million co-operative members. The m-commerce service include m-wallet, membership, discounts, loyalty rewards, trades, payments, remittance, social networking and community broadcast.

Collaboration with ANGKASA presents NIMC the following opportunities;

*	An exclusive access to a potential captive market of 7.4 million members of the co-operative community to tap on.

*	An instant market presence nationwide through a extensive distribution network of sales channels via co-operatives and their members.

Datuk Abdul Fattah Abdullah, director of MEDIAN and the President of ANGKASA stated that “the exclusive joint mobile commerce service with NIMC will provide a platform for co-operatives to increase their income through m-commerce, and help stimulate the country’s (Malaysia) economy.” He further added that “We are targeting to aggressively increase the subscribers during the first 24 months of operation, focusing on both prepaid and post-paid subscribers”.

The signing ceremony was witnessed by the Hon. Minister of Domestic Trade, Consumer and Co-operative Development, Datuk Seri Hamzah Zainuddin.

Re-launch Website

The Company also announce the re-launch of its corporate website at www.mediangroupinc.com which details the new direction and business of Median.

For more information on Median Group Inc. please visit www.mediangroupinc.com

A number of statements contained in this Report are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Certain written statements in this press release constitute "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Words or phrases such as "should result," "are expected to," "we anticipate,” "we estimate," "we project," "we intend," or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include demand for our services, product development, our ability to maintain acceptable margins and control costs, the impact of federal, state and local regulatory requirements on our business, the impact of competition and the uncertainty of economic conditions in general, including the timely development and market acceptance of products, competitive market conditions, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. Readers are cautioned not to place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made, and we undertake no obligation to publicly update these statements based on events that may occur after the date of this document.